SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 12, 2015

UMATRIN HOLDING LIMITED Formerly known as GOLDEN OPPORTUNITIES CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	333-153261	87-0814235
(STATE OF INCORPORATION FOR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

520 S Snowmass Circle

Superior CO 80027

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

303.956.5821

(ISSUER TELEPHONE NUMBER)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

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ITEM 5.03 AMENDMENT TO THE ARTICLES OF INCORPORATION. CHANGE OF NAME.

1. The Company, as part of its ordinary diligence, inquired of the State of Delaware (its state of incorporation) of its current franchise tax obligation. The State of Delaware advise the Company that its status was void for failing to pay previous franchise taxes due to the State of Delaware.

2. On April 8, 2015, the Company remitted payment for franchise taxes due and to renew the Company. The State of Delaware advised that the name of Golden Opportunities Corporation was no longer available and that the Company was required to amend its Articles of Incorporation via the Renewal.

3. On April 12, 2015, the Company, contemporaneously with the filing of the Renewal as required by the State of Delaware, Amended the Articles of Incorporation to read:

“1. The name of the corporation is UMATRIN HOLDING LIMITED, formerly known as Golden Opportunities Corporation.”

4. The effective date of the amendment is April 12, 2015.

5. Effective the date of the Renewal and Amendment, the Company is fully compliant and current with the State of Delaware.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Other Exhibits.
Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Opportunities Corporation

Dated: April 14, 2015	By	/s/ Michael Zahorik
Michael Zahorik
Vice President & Director

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